EXHIBIT 10.3

FORM OF AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (the “Amendment”), dated as of December 23, 2010, is entered into by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and each person identified on the signature pages hereto (such persons, the “Amending Purchasers”). This Amendment amends certain provisions under that certain Securities Purchase Agreement, dated as of February 25, 2010 (the “Securities Purchase Agreement”), between the Company and each Purchaser (as defined therein).  Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

RECITALS:

WHEREAS, the Company is contemplating issuing shares of its Common Stock to certain investors (such issuance, the “Common Stock Transaction”) and the Company has delivered to each of the Purchasers all required notices pursuant to Section 4.11 of the Securities Purchase Agreement in respect of the Common Stock Transaction;

WHEREAS, Section 5.5 of the Securities Purchase Agreement provides that the Securities Purchase Agreement may be amended pursuant to a written instrument signed by the Company and Purchasers having original Subscription Amounts totaling at least 75% of the aggregate original Subscription Amounts at Closing (the “Requisite Subscription Amount”); and

WHEREAS, the Amending Purchasers, representing at least the Requisite Subscription Amount, desire to amend the Securities Purchase Agreement in accordance with this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Securities Purchase Agreement as follows:

1.           Amendment to Section 4.11 of Securities Purchase Agreement.  Section 4.11 to the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

4.11        Participation in Future Financing.

(a)         From the Common Stock Transaction Effective Time (as defined in Section 2 of the Amendment to Securities Purchase Agreement dated as of December 23, 2010) through the earlier of (i) the first (1st) Trading Day immediately following the date on which the Company consummates a Subsequent Financing (as defined below) or a series of Subsequent Financings pursuant to which the Company receives via wire transfer gross proceeds in excess of $15,000,000 in the aggregate and (ii) December 31, 2011 (4:00 p.m. New York time on such earlier day is referred to herein as the “Termination Time”), upon any issuance, directly or indirectly, by the Company or any of its Subsidiaries of any securities (including, without limitation, Common Stock or Common Stock Equivalents), Indebtedness or any combination thereof (each a “Subsequent Financing”), each Purchaser, or its designated assignees, shall have the right to participate, in accordance with the terms of this Section 4.11, in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)         At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (a “Pre-Notice”), which Pre-Notice shall not contain any information other than: (i) a statement that the Company is considering a Subsequent Financing, and (ii) a statement informing such Purchaser that it is entitled to receive a Subsequent Financing Notice (as defined below) with respect to such Subsequent Financing upon its written request. Upon the written request of a Purchaser within three (3) Trading Days after the delivery of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Purchaser an irrevocable written notice (a “Subsequent Financing Notice”) of such Subsequent Financing, which shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.  Upon a Purchaser’s receipt of a requested Subsequent Financing Notice, such Purchaser shall keep the existence and terms of the Subsequent Financing so described in such requested Subsequent Financing Notice confidential (except that such Purchaser may disclose both the existence and terms of such Subsequent Financing to its representatives (including without limitation, legal counsel and brokers)) and shall not use such information except in connection with its evaluations of such Subsequent Financing and/or such Purchaser’s participation therein, in each case, until the earlier to occur of (i) the public disclosure of such Subsequent Financing or (ii) the fifth (5th) Business Day after such Purchaser’s receipt of such requested Subsequent Financing Notice (it being expressly understood and agreed that on such earlier date such confidentiality obligation of such Purchaser shall become null and void and such Purchaser shall be free to use all such information for any purpose).

(c)         Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the third (3rd) Trading Day after such Purchaser has received such Subsequent Financing Notice that the Purchaser is willing to participate in such Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in such Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)         If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers requesting a Subsequent Financing Notice have received such Subsequent Financing Notices, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)         If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers requesting a Subsequent Financing Notice have received such Subsequent Financing Notices, the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.11 and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.11.

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(f)          The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice. The Company shall not be permitted to deliver more than two Subsequent Financing Notices to any Purchaser in any sixty (60) day period.

(h)         Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance. The Company acknowledges and agrees that the right set forth in this Section 4.11 is a right granted by the Company, separately, to each Purchaser.”

2.           Effective Time.  This Amendment shall become effective as of time at which the shares of Common Stock to be issued pursuant to the Common Stock Transaction have been issued and all consideration in respect of such issuance has been paid (such date and time, the “Common Stock Transaction Effective Time”).

3.           Termination.  If this Amendment has not become effective pursuant to Section 2 hereof on or prior to January 31, 2011, this Amendment shall automatically terminate and be without effect, without further action by the parties.

4.           Effect of Amendment.  Except as expressly modified by this Amendment, the Securities Purchase Agreement shall remain unmodified and in full force and effect.

5.           Governing Law.  This Amendment shall be governed by and construed under the laws of the State of New York.

6.           Severability. If any provision of this Amendment shall be or shall be held or deemed by a final order by a competent authority to be invalid, inoperative or unenforceable, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Amendment shall be construed as if such invalid, inoperative or unenforceable provision had never been contained herein so as to give full force and effect to the remaining such terms and provisions.

7.           Counterparts.  This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

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[Company Signature Page]

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

CLEVELAND BIOLABS, INC.

By:
Name: John A. Marhofer, Jr.
Title: Chief Financial Officer

[Amending Purchaser Signature Pages Follow]

[Amending Purchaser Signature Page]

AMENDING PURCHASER:

Name of Amending Purchaser:

Signature of Authorized Signatory of Amending Purchaser:

Name of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Amending Purchaser:

Subscription Amount: $ ______________________